Exhibit 99.1

Date: July 12, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp and CNB Bancorp
Announce the Signing of a Merger Agreement

Michigan City, IN and Attica, IN (July 12, 2016) – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”) and CNB Bancorp today announced they have executed a definitive merger agreement (the “Merger Agreement”) pursuant to which Horizon will acquire CNB Bancorp, parent company of The Central National Bank and Trust Company (“Central National Bank & Trust”).

Under the terms of the Merger Agreement, stockholders of CNB Bancorp will receive cash consideration consisting of a special dividend (calculated as capital in excess of 8% of CNB Bancorp’s total assets, less certain after tax transaction costs, all as described in the Merger Agreement) and an amount to be paid by Horizon equal to 120% of remaining capital. These amounts will be determined as of the end of the month prior to the closing of the merger. These amounts are dependent on CNB Bancorp’s earnings and other factors, but if the cash consideration for the stockholders were calculated as of March 31, 2016, the stockholders would receive, in the aggregate, a $6.7 million special dividend and a $5.3 million payment from Horizon.

CNB Bancorp is headquartered in Attica, Indiana, and through its wholly-owned subsidiary Central National Bank & Trust, which was established in 1887, serves the greater Attica area with one full-service banking location and one drive-up location.  As of March 31, 2016, CNB Bancorp had total assets of approximately $55.3 million.

Horizon Bancorp is a community bank holding company headquartered in Michigan City, Indiana with total assets of $2.6 billion as of March 31, 2016.  Horizon Bancorp’s wholly-owned subsidiary, Horizon Bank, NA (“Horizon Bank”), still operates under its original charter, dating back to 1873, with fifty offices extending throughout northern and central Indiana and southwestern and central Michigan.

“We are enthusiastic about this merger, as it is consistent with Horizon’s philosophy of partnering with banks that hold core values similar to ours and a commitment to serving their local communities,” said Horizon’s Chairman and Chief Executive Officer, Craig M. Dwight.  “Horizon will add value to Central National Bank & Trust’s customer base through our extensive product and service offerings and on-line banking services.”

Dwight further explained, “This merger provides an excellent complement for Horizon to fill in the gap between our branch locations in northern and central Indiana. We believe increasing our presence in this region will provide Horizon with growth opportunities and the ability to attract and retain seasoned bankers, which are key components to our future success.”

William C. McAdams, Chief Executive Officer of Central National Bank & Trust stated, “We are pleased with the opportunity to partner with the Horizon Bank family and the increased opportunities this provides our customers, employees and the community we serve.  Horizon’s demonstrated commitment to preserve true community banking, which means local decision-making, retention of local staff, commitment to community involvement, and personal one-on-one service, will be keys to our joint and future success.  In addition, we are excited about Horizon’s ability to offer mobile and internet banking services to our customer base and higher lending limits to help us serve the business and agricultural communities.”

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In keeping with Horizon’s closely held belief to hire and retain local talent, Horizon will name Sherri McGraw, Senior Vice President, Central National Bank & Trust, as Horizon’s Market President.  “I am very excited about our merger with Horizon and all of the new opportunities it will bring to the community, and I want to assure our customers that I will be here to personally serve them and all of their banking needs,” commented Sherri McGraw.

The merger is expected to close in the fourth quarter of 2016, subject to approval by bank regulatory authorities and the shareholders of CNB Bancorp, as well as the satisfaction of other customary closing conditions. Central National Bank & Trust will be merged with and into Horizon Bank, and the combined operations will be continued under the Horizon Bank name.

Following the merger, and after the data processing and systems conversion is complete, the customers of Central National Bank & Trust will be able to access the product and service line-up offered by Horizon Bank.  “The depth of offerings we will be able to provide after our banks become one is tremendous.  Services like mobile banking, remote check deposit, expanded agriculture and mortgage loan products, cash management services for businesses and investment services for both businesses and individuals – just to name a few – will be fantastic additions to the personal service we already provide our customers,” continued McAdams.

Horizon Bancorp was advised by the law firm of Barnes & Thornburg LLP.  CNB Bancorp was advised by the law firm of SmithAmundsen, LLC and the investment banking firm Renninger & Associates, LLC.

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwestern and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

About CNB Bancorp
CNB Bancorp is an Indiana corporation headquartered in Attica, Indiana with The Central National Bank and Trust Company as its wholly owned subsidiary.  The Central National Bank and Trust Company was founded in 1887 and offers banking services from its full service office and drive-up facilities in Attica, Indiana.   The Central National Bank and Trust Company may be reached online at www.centralnationalbankismybank.com

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Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	CNB Bancorp Contact Information:

Craig M. Dwight	William C. McAdams
Chairman and	Chief Executive Officer
Chief Executive Officer	Phone: (765) 762-2414
Phone: (219) 873-2725
Fax: (219) 874-9280

Mark E. Secor	Sherri L. McGraw
Chief Financial Officer	Senior Vice President
Phone: (219) 873-2611	Phone: (765) 762-2414
Fax: (219) 874-9280

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